Exhibit 32

CERTIFICATION OF PERIODIC REPORT

I, David F. Sand, Chief Executive Officer and Principal Financial Officer of Access Capital Strategies Community Investment Fund, Inc. (the “Fund”), certify, pursuant to Section 906 of the Sarbanes – Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-Q of the Fund for the fiscal quarter ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

/ s / DAVID F. SAND
David F. Sand
Chief Executive Officer and
Principal Financial Officer

Dated: January 8, 2005